EXHIBIT 32.2
SECTION 1350 CERTIFICATION OF CHIEF FINANCIAL OFFICER
     In connection with the Annual Report on Form 10-K of Syntax-Brillian Corporation (the “Company”) for the year ended June 30, 2006, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Wayne A. Pratt, Executive Vice President, Chief Financial Officer, Secretary, and Treasurer of the Company, certify, to my best knowledge and belief, pursuant to 18 U.S.C. § 1350, as adopted pursuant to § 906 of the Sarbanes-Oxley Act of 2002, that:
(1)	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (15 U.S.C. 78m(a) or 78o(d)); and

(2)	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/ wayne a. pratt
Wayne A. Pratt
Executive Vice President, Chief Financial Officer, Secretary, and Treasurer

September 13, 2006